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                                                                     Exhibit 3.2

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                                    BY-LAWS

                                       OF

                           CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC


                          Effective as of June 20, 2002


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                                     BY-LAWS

                                       OF

                           CONSOLIDATED EDISON COMPANY
                                OF NEW YORK, INC.


                          Effective as of June 20, 2002


DATE ANNUAL MEETING

     SECTION 1. The annual meeting of stockholders of the Company for the election of Trustees and such other business as may properly come before such meeting shall be held on the third Monday in May in each year at such hour and at such place in the City of New York or the County of Westchester as may be designated by the Board of Trustees.

SPECIAL MEETINGS STOCKHOLDERS

     SECTION 2. Special meetings of the stockholders of the Company may be held upon call of the Chairman of the Board, the Vice Chairman of the Board, the President, the Board of Trustees, or stockholders holding one-fourth of the outstanding shares of stock entitled to vote at such meeting.

NOTICE STOCKHOLDERS' MEETING

     SECTION 3. Notice of the time and place of every meeting of stockholders, the purpose of such meeting and, in case of a special meeting, the person or persons by or at whose direction the meeting is being called, shall be mailed by the Secretary, or other officer performing his duties, at least ten days, but not more than fifty days, before the meeting to each stockholder of record, at his last known Post Office address; provided, however, that if a stockholder be present at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, or in writing waives notice thereof before or after the meeting, the mailing to such stockholder of notice of such meeting is unnecessary.

QUORUM STOCKHOLDERS

     SECTION 4. The holders of a majority of the outstanding shares of stock of the Company, entitled to vote at a meeting, present in person or by proxy shall constitute a quorum, but less than a quorum shall have power to adjourn.

CHAIRMAN, SECRETARY, STOCKHOLDERS' MEETINGS

     SECTION 5. The Chairman of the Board, or in his absence the Vice Chairman of the Board, or in his absence the President shall preside over all meetings of stockholders. In their absence one of the Vice Presidents shall preside over such meetings. The Secretary of the Board of Trustees shall act as Secretary of such meeting, if present. In his absence, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

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INSPECTORS OF ELECTION

     SECTION 6. At each meeting of stockholders at which votes are to be taken by ballot there shall be at least two and not more than five inspectors of election and of stockholders' votes, who shall be either designated prior to such meeting by the Board of Trustees or, in the absence of such designation, appointed by the Chairman of the meeting.

STOCK TRANSFERS

     SECTION 7. The Board of Trustees may, in their discretion, appoint one or more transfer agents, paying agents and/or registrars of the stock of the Company.

REGISTRARS, NUMBER OF BOARD MEMBERS, VACANCIES, FEES

     SECTION 8. The affairs of the Company shall be managed under the direction of a Board consisting of twelve Trustees, who shall be elected annually by the stockholders by ballot and shall hold office until their successors are elected and qualified. Vacancies in the Board of Trustees may be filled by the Board at any meeting, but if the number of Trustees is increased or decreased by the Board by an amendment of this section of the By-laws, such amendment shall require the vote of a majority of the whole Board. Members of the Board of Trustees shall be entitled to receive such reasonable fees or other forms of compensation, on a per diem, annual or other basis, as may be fixed by resolution of the Board of Trustees or the stockholders in respect of their services as such, including attendance at meetings of the Board and its committees; provided, however, that nothing herein contained shall be construed as precluding any Trustee from serving the Company in any capacity other than as a member of the Board or a committee thereof and receiving compensation for such other services.

BOARD MEETINGS, NOTICES, QUORUM, PARTICIPATION BY CONFERENCE TELEPHONE, ACTION BY UNANIMOUS WRITTEN CONSENT

     SECTION 9. Meetings of the Board of Trustees shall be held at the time and place fixed by resolution of the Board or upon call of the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President or any two Trustees. The Secretary of the Board or officer performing his duties shall give 24 hours' notice of all meetings of Trustees; provided that a meeting may be held without notice immediately after the annual election of Trustees, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Trustees are present and none protests the lack of notice either prior to the meeting or at its commencement, or if those not present waive notice either before or after the meeting. Notice by mailing or telegraphing, or delivering by hand, to the usual business address or residence of the Trustee not less than the time above specified before the meeting shall be sufficient. A Majority of the Trustees in office shall constitute a quorum, but less than such quorum shall have power to adjourn. The Chairman of the Board or, in his absence the Vice Chairman of the Board or, in his absence a Chairman pro tern elected by the meeting from among the Trustees present shall preside at all meetings of the Board. Any one or more members of the Board may participate in a special meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation

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by such means shall constitute presence in person at such special meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action; provided, however, that no action taken by the Board by unanimous written consent shall be taken in lieu of a regular monthly meeting of the Board. Each resolution so adopted and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

ELECTION OF OFFICERS

     SECTION 10. The Board of Trustees, as soon as may be after the election of Trustees in each year, shall elect from their number a Chairman of the Board, who shall be the chief executive officer of the Company, and shall elect a Vice Chairman of the Board and a President. The Board shall also elect one or more Vice Presidents, a Secretary and a Treasurer, and may from time to time elect such other officers as they may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary.

TERM OF OFFICE, VACANCIES

     SECTION 11. The term of office of all officers shall be until the next election of Trustees and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Trustees, Vacancies among the officers may be filled by the Board of Trustees at any meeting.

DUTIES OF EXECUTIVE OFFICERS, DUTIES OF OTHER OFFICERS

     SECTION 12. The Chairman of the Board and the President shall have such duties as usually pertain to their respective offices, except as otherwise directed by the Board of Trustees or the Executive Committee, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Trustees or the Executive Committee. The Vice Chairman of the Board shall have such powers and duties as may from time to time be conferred upon him by the Board of Trustees, the Executive Committee or the Chairman of the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board. The Vice Presidents and the other officers of the Company shall have such duties as usually pertain to their respective offices, except as otherwise directed by the Board of Trustees, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board or the President, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Trustees, the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board or the President.

APPOINTMENT EXECUTIVE COMMITTEE, EXECUTIVE COMMITTEE QUORUM, COMMITTEE MEETINGS, PARTICIPATION BY CONFERENCE TELEPHONE, ACTION BY UNANIMOUS WRITTEN CONSENT

     SECTION 13. The Board of Trustees, as soon as may be after the election of Trustees in each year, may by a resolution passed by a majority of the whole Board, appoint an Executive Committee, to consist of the Chairman of the Board (and in his absence the Vice Chairman of the Board) and three or more additional Trustees as the Board may from time to time determine, which shall have and may exercise during the intervals between the meetings of the Board all the powers vested in the Board except that neither the Executive Committee nor any other committee appointed pursuant to this section of the By-laws shall have authority as to any of the following

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matters: the submission to stockholders of any action as to which stockholders'
authorization is required by law; the filling of vacancies on the Board or on any committee thereof; the fixing of compensation of any Trustee for serving on the Board or on any committee thereof; the amendment or repeal of these By-laws, or the adoption of new By-laws; and the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. The Board shall have the power at any time to change the membership of such Executive Committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it may deem necessary. Four members of said Executive Committee shall constitute a quorum. The Chairman of the Board or, in his absence a Chairman pro tern elected by the meeting from among the members of the Executive Committee present shall preside at all meetings of the Executive Committee. The Board may designate one or more Trustees as alternate members of any committee appointed pursuant to this section of the By-laws who may replace any absent member or members at any meeting of such committee. The Board of Trustees may also from time to time appoint other committees consisting of three or more Trustees with such powers as may be granted to them by the Board of Trustees, subject to the restrictions contained in this section of the By-laws. Any one or more members of any committee appointed pursuant to this section may participate in any meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken by any committee appointed pursuant to this section may be taken without a meeting if all members of such committee consent in writing to the adoption of a resolution authorizing the action. Each resolution so adopted and the written consents thereto by the members of such committee shall be filed with the minutes of the proceedings of such committee.

DEPOSITORS, SIGNATURES

     SECTION 14. The Board of Trustees are authorized to select such depositories as they shall deem proper for the funds of the Company. All checks and drafts against such deposited funds shall be signed by such person or persons and in such manner as may be specified by the Board of Trustees.

INDEMNIFICATION OF TRUSTEES AND OFFICERS

     SECTION 15. The Company shall fully indemnify in all circumstances to the extent not prohibited by law any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceeding, and including an action by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that he, his testator or intestate, is or was a Trustee or officer of the Company, or is or was serving at the request of the Company any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer or in any other capacity against any and all judgments, fines, amounts paid in settlement, and expenses,

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including attorneys' fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or related appeal; provided, however, that no indemnification shall be made to or on behalf of any Trustee, director or officer if a judgment or other final adjudication adverse to the Trustee, director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; and, except in the case of an action or proceeding specifically approved by the Board of Trustees, the Company shall pay expenses incurred by or on behalf of such a person in defending such a civil or criminal action or proceeding (including appeals) in advance of the final disposition of such action or proceeding promptly upon receipt by the Company, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for such expenses; and the right to indemnification and advancement of defense expenses granted by or pursuant to this by-law (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement, (ii) shall be deemed to constitute contractual obligations of the Company to any Trustee, director or officer who serves in such capacity at any time while this by-law is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this by-law and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this by-law to require the Company to indemnify the persons referred to herein for the aforementioned judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by an express provision of a by-law, and the indemnification required by this by-law shall not be limited by the absence of an express recital of such circumstances. The Company may, with the approval of the Board of Trustees, enter into an agreement with any person who is, or is about to become, a Trustee or officer of the Company, or who is serving, or is about to serve, at the request of the Company, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer or in any other capacity, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, as may be permitted by law.

     SECTION 16. Wherever the expression "Trustees" or "Board of Trustees" is used in these By-laws the same shall be deemed to apply to the Directors or Board of Directors, as the case may be, if the designation of those persons constituting the governing board of this Company is changed from "Trustees" to "Directors".

AMENDMENT OF BY-LAWS

     SECTION 17. Either the Board of Trustees or the stockholders may alter or amend these By-laws at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment.

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                                EMERGENCY BY-LAWS

                                       OF

                  CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

                                   As Amended
                                February 23, 1966

                             Effective May 16, 1966

     SECTION 1. These Emergency By-laws may be declared effective by the Defense Council of New York as constituted under the New York State Defense Emergency Act in the event of attack and shall cease to be effective when the Council declares the end of the period of attack.

     SECTION 2. In the event of attack and until the Defense Council declares the end of the period of attack the affairs of the Company shall be managed by such Trustees theretofore elected as are available to act, and a majority of such Trustees shall constitute a quorum. In the event that there are less than three Trustees available to act, then and in that event the Board of Trustees shall consist of such Trustees theretofore elected and available to act plus such number of senior officers of the Company not theretofore elected as Trustees as will make a Board of not less than three nor more than five members. The Board as so constituted shall continue until such time as the Defense Council declares the end of the period of attack and their successors are duly elected.

     SECTION 3. The By-laws of the Company shall remain in effect during the period of emergency to the extent that said By-laws are not inconsistent with these Emergency By-laws.